Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Civista Bancshares, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-99089 on Form S-8 of Civista Bancshares, Inc. of our report dated March 15, 2016, relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, which is incorporated by reference in the Annual Report on Form 10-K of Civista Bancshares, Inc. for the year ended December 31, 2015.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania
March 15, 2016